                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                   CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                        OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: January 20, 1998
                          (Date of earliest event reported)


                      INTERNATIONAL BUSINESS MACHINES CORPORATION
                 (Exact name of registrant as specified in its charter)


      New York                   1-2360                  13-0871985
(State of Incorporation)       (Commission             (IRS employer
                               File Number)           Identification No.


         ARMONK, NEW YORK                                  10504
(Address of principal executive offices)                 (Zip Code)


                                  914-499-1900
                          (Registrant's telephone number)

ITEM 5. OTHER EVENTS

    The registrant's press release dated January 20, 1998, regarding its financial results for the period ended December 30, 1997, including ended unaudited consolidated financial statements for the period ended December 30, 1997, are attached.

                                   SIGNATURE




    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                               INTERNATIONAL BUSINESS MACHINES CORPORATION
                                           (Registrant)


Date: January 20, 1998



                                       By:        John R. Joyce
                                           -----------------------------
                                               (John R. Joyce)
                                           Vice President and Controller

IBM Announces Fourth Quarter, Full-Year 1997 Results;
Revenues, Earnings Per Share Were Records in 1997

January 20, 1998

IBM today announced fourth-quarter 1997 net earnings of $2.1 billion, or $2.16 per common share, an earnings per share increase of 10 percent compared with net earnings of $2.0 billion, or $1.97 per common share, in the fourth quarter of 1996. Fourth-quarter 1997 revenues increased 3 percent (8 percent at constant currency) year over year to a record $23.7 billion.

Louis V. Gerstner, Jr., IBM chairman and chief executive officer, said: "We had a strong quarter that closed out a very good year. Our strategic priorities were increasingly evident in our marketplace results. Our services business continued its excellent growth rate of more than 20 percent for the year. The momentum of our software business grew throughout 1997, and we ended the year with an exceptionally strong performance from our Lotus Notes, Tivoli, and database software products. In addition, our strategy to exploit IBM's technological base continued to be successful, particularly in storage products, and in 1997 we repositioned our server product lines from top to bottom.

"Our results are especially satisfying," Mr. Gerstner said, "because they were achieved despite a number of very difficult factors, including an increasingly negative currency impact, weakness in some Asian markets, and pricing pressures that affected certain product areas. We remain comfortable with our strategies, with the fundamental strength of our business, and with our long-term business and financial model."

On an as-reported basis, fourth-quarter revenues from North America were $10.4 billion, up 9 percent from the same period of 1996. Asia-Pacific revenues were essentially flat at $4.4 billion (up 10 percent at constant currency). Revenues from the company's Europe, Middle East, and Africa unit declined 4 percent (up 5 percent at constant currency) to $7.7 billion. Latin America revenues grew 4 percent to $1.2 billion (up 7 percent at constant currency).

Total hardware sales declined 1 percent (up 4 percent in constant currency) year over year to $11.5 billion. In as-reported terms, RS/6000, storage and semiconductor revenues increased while overall PC, AS/400 and System/390 revenues declined. On a constant currency basis, hardware sales increased in all key hardware lines, with the exception of the System/390 and consumer PCs.

Services revenues totaled $5.9 billion, an 18 percent increase (up 24 percent in constant currency) compared with the year-earlier period. Approximately $8.5 billion in new services contracts were signed in the quarter, and services margins were essentially flat year over year at 22.5 percent.

Overall software revenues were $3.8 billion, an increase of 1 percent (up 7 percent in constant currency) compared with the fourth quarter of 1996. Approximately 4 million Lotus Notes seats were shipped in the quarter, more than double that of the fourth quarter of 1996. Tivoli distributed software revenues also doubled year over year. During the fourth quarter, IBM completed its acquisition of Unison Software, Inc., and announced plans to acquire Software Artistry, Inc., both of which will complement Tivoli's network computing offerings.

Maintenance revenues declined 9 percent (down 4 percent in constant currency) to $1.6 billion in the fourth quarter, compared with the year-earlier period, and rentals and financing revenues fell 4 percent (up 1 percent in constant currency) to $1.0 billion.

IBM's overall gross profit margin in the fourth quarter was 40.1 percent compared with 40.3 percent in the year-earlier period.

Total fourth-quarter 1997 expenses increased 1 percent year over year. The expense to revenue ratio in the fourth quarter of 1997 was 27.4 percent compared with 27.8 percent in the year-earlier period.

The company's tax rate was 30.5 percent in the fourth quarter compared with
29.9 percent in the fourth quarter of 1996.

IBM spent approximately $2 billion on share repurchases in the fourth quarter. The average number of shares outstanding in the fourth quarter of 1997 was 964.8 million compared with 1,026.8 million in the year-earlier period.

                             Full-Year 1997 Results

Net earnings for the 12 months ended December 31, 1997 were $6.1 billion, or a record $6.18 per common share, compared with net earnings of $5.9 billion, or $5.53 per common share, in full-year 1996. The 1996 figure excludes a charge associated with research and development related to acquisitions in the first quarter of 1996. Including this charge, 1996 net earnings were $5.4 billion, or $5.12 per common share.

Revenues for the year ended December 31, 1997 were $78.5 billion, also a record, an increase of 3 percent (8 percent at constant currency) from the prior year's $75.9 billion.

On an as-reported basis, hardware sales revenues for full-year 1997 were flat at $36.2 billion compared with full-year 1996. Services revenues increased 22 percent to $19.3 billion. Software revenues declined 2 percent to $12.8 billion. Maintenance revenues decreased 8 percent to $6.4 billion, while revenues from rentals and financing were flat at $3.7 billion.

In constant currency terms, full-year 1997 hardware revenues increased 4 percent compared with the previous year. Services revenues grew 28 percent. Software revenues grew 4 percent. Maintenance revenues fell 3 percent, and revenues from rentals and financing increased 4 percent.

Common share repurchases totaled $7 billion in 1997, including the $2 billion in the fourth quarter. The average number of shares outstanding in 1997 was 983.3 million compared with 1,056.7 million during 1996. There were a total of 958.1 million common shares outstanding at year-end 1997.

IBM generated $8.9 billion in cash from operations. The company completed the year with more than $7.5 billion in cash after spending nearly $7 billion on capital expenditures and $7 billion on share repurchases.

The company's "core" debt--debt in support of operations, excluding financing--increased $900 million from year-end 1996 through December 31,
1997 to $3.1 billion. During the same period, debt supporting the company's worldwide credit operations increased $3.2 billion to $23.8 billion.
-----
Note: The company has implemented Statement of Financial Accounting Standards 128, "Earnings per Share" (EPS) which is effective for fiscal periods ending after December 15, 1997. This standard requires presentation of both basic and diluted EPS on the face of the earnings statement. Accordingly, these amounts appear on the financial statements attached to this release. SFAS 128 does not address which number needs to be discussed in the text of the earnings release, and, consistent with IBM's past practice, the discussion of earnings per share in this release focuses on basic EPS. Assuming dilution, net earnings per share of common stock were $2.11 in the fourth quarter of 1997 compared with $1.93 per common share in the fourth quarter of 1996. For full-year 1997, net earnings per share of common stock, assuming dilution, were $6.01 compared with $5.41 during the year-earlier period.

FORWARD LOOKING AND CAUTIONARY STATEMENTS

Except for the historical information and discussions contained herein, statements included in this release may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company's filings with the Securities and Exchange Commission.

FINANCIAL RESULTS ATTACHED

                  INTERNATIONAL BUSINESS MACHINES CORPORATION
              SUPPLEMENTAL SCHEDULE--COMPARATIVE FINANCIAL RESULTS
           (EXCLUDES EFFECT OF PURCHASED R&D FOR TWELVE MONTHS 1996)*

                (Dollars in millions except per share amounts)

                                                  THREE MONTHS                       TWELVE MONTHS
                                                ENDED DECEMBER 31,                 ENDED DECEMBER 31,
                                        ---------------------------------  ---------------------------------
                                                                PERCENT                            PERCENT
                                          1997       1996       CHANGE       1997       1996       CHANGE
                                        ---------  ---------  -----------  ---------  ---------  -----------
REVENUE




Hardware sales........................  $  11,507  $  11,660        -1.3%  $  36,229  $  36,316        -0.2%
  Gross margin........................       37.3%      36.6%                   35.0%      35.6%

Services..............................      5,886      5,009        17.5%     19,302     15,873        21.6%
  Gross margin........................       22.5%      22.3%                   20.8%      20.3%

Software..............................      3,771      3,718         1.4%     12,844     13,052        -1.6%
  Gross margin........................       71.8%      68.4%                   70.5%      68.7%

Maintenance...........................      1,593      1,755        -9.2%      6,402      6,981        -8.3%
  Gross margin........................       47.9%      47.1%                   47.0%      47.6%

Rentals and financing.................        966      1,001        -3.5%      3,731      3,725         0.1%
  Gross margin........................       44.3%      56.6%                   49.0%      56.4%

TOTAL REVENUE.........................     23,723     23,143         2.5%     78,508     75,947         3.4%

GROSS PROFIT..........................      9,518      9,321         2.1%     30,609     30,539         0.2%
  Gross margin........................       40.1%      40.3%                   39.0%      40.2%

OPERATING EXPENSES

S,G&A.................................      5,060      5,093        -0.6%     16,634     16,854        -1.3%
  % of revenue........................       21.3%      22.0%                   21.2%      22.2%

R,D&E.................................      1,425      1,332         7.0%      4,877      4,654         4.8%
  % of revenue........................        6.0%       5.8%                    6.2%       6.1%

OPERATING INCOME......................      3,033      2,896         4.7%      9,098      9,031         0.7%

Other income..........................        173        181        -3.7%        657        707        -7.0%
Interest expense......................        194        190         2.2%        728        716         1.6%

EARNINGS BEFORE INCOME TAXES..........      3,012      2,887         4.3%      9,027      9,022         0.1%
  Pre-tax margin......................       12.7%      12.4%                   11.5%      11.9%

Provision for income taxes............        919        864         6.4%      2,934      3,158        -7.1%
  Effective tax rate..................       30.5%      29.9%                   32.5%      35.0%

NET EARNINGS *........................  $   2,093  $   2,023         3.4%  $   6,093  $   5,864         3.9%
  Net margin..........................        8.8%       8.7%                    7.8%       7.7%

Preferred stock dividends.............          5          5                      20         20

NET EARNINGS APPLICABLE TO COMMON
  SHAREHOLDERS........................  $   2,088  $   2,018         3.4%  $   6,073  $   5,844         3.9%
                                        ---------  ---------               ---------  ---------
                                        ---------  ---------               ---------  ---------
NET EARNINGS PER




SHARE OF COMMON STOCK.................  $    2.16  $    1.97         9.6%  $    6.18  $    5.53        11.8%
                                        ---------  ---------               ---------  ---------
                                        ---------  ---------               ---------  ---------
NET EARNINGS PER SHARE OF COMMON
  STOCK--ASSUMING DILUTION............  $    2.11  $    1.93         9.3%  $    6.01  $    5.41        11.0%
                                        ---------  ---------         ---   ---------  ---------         ---
                                        ---------  ---------         ---   ---------  ---------         ---
AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING (M's)...................      964.8    1,026.8                   983.3    1,056.7


* Supplemental information provided for comparative purposes: Net earnings for the twelve months 1996 excludes a $435 million non-recurring, non-tax deductible charge for purchased in-process research and development in connection with the Tivoli Systems Inc. and Object Technology International Inc. acquisitions in March 1996.

Note: All references to the average number of common shares and per common share data for all periods presented reflect a 2-for-1 stock split of the common stock effective May 9, 1997.

                  INTERNATIONAL BUSINESS MACHINES CORPORATION
                         COMPARATIVE FINANCIAL RESULTS

    (Dollars in millions except per share amounts)

                                                                 THREE MONTHS                            TWELVE MONTHS
                                                              ENDED DECEMBER 31,                      ENDED DECEMBER 31,
                                                  -------------------------------------------  ---------------------------------
                                                                                    PERCENT                            PERCENT
                                                       1997            1996         CHANGE       1997       1996       CHANGE
                                                  --------------  --------------  -----------  ---------  ---------  -----------

REVENUE

Hardware sales..................................  $       11,507  $       11,660        -1.3%  $  36,229  $  36,316        -0.2%
  Gross margin..................................            37.3%           36.6%                   35.0%      35.6%

Services........................................           5,886           5,009        17.5%     19,302     15,873        21.6%
  Gross margin..................................            22.5%           22.3%                   20.8%      20.3%

Software........................................           3,771           3,718         1.4%     12,844     13,052        -1.6%
  Gross margin..................................            71.8%           68.4%                   70.5%      68.7%

Maintenance.....................................           1,593           1,755        -9.2%      6,402      6,981        -8.3%
  Gross margin..................................            47.9%           47.1%                   47.0%      47.6%

Rentals and financing...........................             966           1,001        -3.5%      3,731      3,725         0.1%
  Gross margin..................................            44.3%           56.6%                   49.0%      56.4%

TOTAL REVENUE...................................          23,723          23,143         2.5%     78,508     75,947         3.4%




GROSS PROFIT....................................           9,518           9,321         2.1%     30,609     30,539         0.2%
  Gross margin..................................            40.1%           40.3%                   39.0%      40.2%

OPERATING EXPENSES

S,G&A...........................................           5,060           5,093        -0.6%     16,634     16,854        -1.3%
  % of revenue..................................            21.3%           22.0%                   21.2%      22.2%

R,D&E...........................................           1,425           1,332         7.0%      4,877      5,089        -4.2%
  % of revenue..................................             6.0%            5.8%                    6.2%       6.7%

OPERATING INCOME................................           3,033           2,896         4.7%      9,098      8,596         5.8%

Other income....................................             173             181        -3.7%        657        707        -7.0%
Interest expense................................             194             190         2.2%        728        716         1.6%

EARNINGS BEFORE INCOME TAXES....................           3,012           2,887         4.3%      9,027      8,587         5.1%
  Pre-tax margin................................            12.7%           12.4%                   11.5%      11.3%

Provision for income taxes......................             919             864         6.4%      2,934      3,158        -7.1%
  Effective tax rate............................            30.5%           29.9%                   32.5%      36.8%

NET EARNINGS *..................................  $        2,093  $        2,023         3.4%  $   6,093  $   5,429        12.2%
  Net margin....................................             8.8%            8.7%                    7.8%       7.1%

Preferred stock dividends.......................               5               5                      20         20

NET EARNINGS APPLICABLE TO COMMON
  SHAREHOLDERS..................................  $        2,088  $        2,018         3.4%  $   6,073  $   5,409        12.3%
                                                  --------------  --------------               ---------  ---------
                                                  --------------  --------------               ---------  ---------

NET EARNINGS PER SHARE OF COMMON STOCK..........  $         2.16  $         1.97         9.6%  $    6.18  $    5.12        20.7%
                                                  --------------  --------------               ---------  ---------
                                                  --------------  --------------               ---------  ---------

NET EARNINGS PER SHARE OF COMMON STOCK--ASSUMING
  DILUTION......................................  $         2.11  $         1.93         9.3%  $    6.01  $    5.01        20.0%
                                                  --------------  --------------               ---------  ---------
                                                  --------------  --------------               ---------  ---------

AVERAGE NUMBER OF COMMON SHARES OUT-STANDING
  (M's).........................................          964.8          1,026.8                   983.3    1,056.7


* Net earnings for the twelve months 1996 includes a $435 million non-recurring, non-tax deductible charge for purchased in-process research and development in connection with the Tivoli Systems Inc. and Object Technology International Inc. acquisitions in March 1996. Net earnings excluding the charge were $5,864 million, or $5.53 per common share.

Note: All references to the average number of common shares and per common share data for all periods presented reflect a 2-for-1 stock split of the common stock effective May 9, 1997.

                  INTERNATIONAL BUSINESS MACHINES CORPORATION
                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION

                                  (Dollars in millions)

                                                                 AT            AT
                                                        DECEMBER 31   DECEMBER 31   PERCENT
                                                               1997          1996    CHANGE
                                                        -----------   -----------   -------
ASSETS
Cash, cash equivalents, and marketable securities.....    $   7,553     $   8,137     -7.2%

Receivables--net, inventories, and prepaid expenses...       32,865        32,558      0.9%

Plant, rental machines, and other property--net.......       18,347        17,407      5.4%

Investments and other assets..........................       22,734        23,030     -1.3%
                                                        -----------   -----------
TOTAL ASSETS..........................................    $  81,499     $  81,132      0.4%
                                                        -----------   -----------
                                                        -----------   -----------
LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term debt.......................................    $  13,230     $  12,957      2.1%

Long-term debt........................................       13,696         9,872     38.7%
                                                        -----------   -----------

Total debt............................................       26,926        22,829     17.9%

Accounts payable, taxes, and accruals.................       20,277        21,043     -3.6%

Other liabilities.....................................       14,480        15,632     -7.4%
                                                        -----------   -----------
TOTAL LIABILITIES.....................................       61,683        59,504      3.7%

STOCKHOLDERS' EQUITY..................................       19,816        21,628     -8.4%
                                                        -----------   -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY............    $  81,499     $  81,132      0.4%
                                                        -----------   -----------
                                                        -----------   -----------